                                                                     EXHIBIT 4.1

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                         COMMON STOCK PURCHASE AGREEMENT

                                 by and between

                         WORLDGATE COMMUNICATIONS, INC.

                                       and

                              ACC OPERATIONS, INC.

                          ----------------------------

                            Dated as of July 24, 2000

                          ----------------------------



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





                                TABLE OF CONTENTS

                                                                                                              PAGE


ARTICLE  1   SALE AND PURCHASE OF SHARES; CLOSING...........................................................1
    1.1          Subscription, Sale and Purchase of the Common Shares.......................................1
    1.2          Closing....................................................................................2

ARTICLE  2   REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................................................2
    2.1          Organization and Good Standing.............................................................2
    2.2          Authorization..............................................................................2
    2.3          Compliance with Law and Other Instruments..................................................3
    2.4          Capitalization.............................................................................3
    2.5          Valid Issuance of the Shares...............................................................4
    2.6          Consents and Approvals.....................................................................4
    2.7          Private Offering...........................................................................4
    2.8          Additional Securities Law Matters..........................................................4
    2.9          Certificate of Incorporation and Bylaws....................................................4
    2.10         Subsidiaries...............................................................................5
    2.11         SEC Filings................................................................................5
    2.12         Financial Statements.......................................................................6
    2.13         Proceedings and Litigation.................................................................6
    2.14         Insurance..................................................................................7
    2.15         Intellectual Property Rights...............................................................7
    2.16         Prior Registration Rights..................................................................7
    2.17         Broker or Finder...........................................................................7
    2.18         Disclosure.................................................................................7
    2.19         Permits....................................................................................7
    2.20         Environmental and Safety Laws..............................................................8
    2.21         Stockholder Agreements.....................................................................8
    2.22         Tax Returns and Audits.....................................................................8
    2.23         Title to Property and Assets...............................................................8
    2.24         Other Purchase Agreements..................................................................8
    2.25         Agreements with Affiliates.................................................................9
    2.26         Absence of Change..........................................................................9

ARTICLE  3   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER................................................9
    3.1          Authorization..............................................................................9
    3.2          No Conflict with Law or Documents..........................................................9
    3.3          Beneficial Ownership......................................................................10
    3.4          Principal Place of Business...............................................................10
    3.5          Restrictions on Transfer..................................................................10
    3.6          Purchase Without View to Distribute.......................................................10
    3.7          Access to Information.....................................................................10
    3.8          Legends...................................................................................10
    3.9          Additional Representations of the Purchaser...............................................10
    3.10         Proceedings and Litigation................................................................11
    3.11         Broker or Finder..........................................................................11


                                      -i-


ARTICLE  4   CONDITIONS PRECEDENT TO THE PURCHASER'S OBLIGATIONS...........................................11
    4.1          Representations and Warranties............................................................11
    4.2          Performance...............................................................................11
    4.3          No Proceeding or Litigation...............................................................11
    4.4          Approval by Principal Trading Market......................................................11
    4.5          TVGateway, LLC............................................................................12
    4.6          WorldGate Affiliation Agreement...........................................................12
    4.7          TVGateway Affiliation Agreement...........................................................12
    4.8          Management Agreement......................................................................12
    4.9          Service and License Agreement.............................................................12
    4.10         Opinion...................................................................................12
    4.11         Effectiveness of MSO Registration Statement...............................................12

ARTICLE  5   CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATIONS.............................................12
    5.1          Representations and Warranties............................................................12
    5.2          Performance...............................................................................13
    5.3          No Proceeding or Litigation...............................................................13
    5.4          TVGateway, LLC............................................................................13
    5.5          WorldGate Affiliation Agreement...........................................................13
    5.6          TVGateway Affiliation Agreement...........................................................13
    5.7          Management Agreement......................................................................13
    5.8          Service and License Agreement.............................................................13

ARTICLE  6   COVENANTS OF THE COMPANY AND THE PURCHASER....................................................13
    6.1          Covenants of the Company..................................................................13
    6.2          No Purchases Before Closing...............................................................13

ARTICLE  7   MSO REGISTRATION RIGHTS.......................................................................14
    7.1          Company Registration......................................................................14
    7.2          Information Furnished by Purchaser........................................................15
    7.3          Information Blackout; No Stabilization....................................................16
    7.4          Indemnification...........................................................................16
    7.5          Rule 144..................................................................................18

ARTICLE  8   COMPLIANCE WITH SECURITIES ACT;  RESTRICTIONS ON TRANSFERABILITY OF SHARES....................19
    8.1          Compliance with Securities Act............................................................19
    8.2          Restrictive Legend........................................................................19
    8.3          Restrictions on Transferability...........................................................19
    8.4          Termination of Restrictions on Transferability............................................19


                                      -ii-

ARTICLE   9  SURVIVAL OF COVENANTS, AGREEMENTS,  REPRESENTATIONS AND WARRANTIES............................20

ARTICLE  10  INDEMNIFICATION...............................................................................20

ARTICLE  11  TERMINATION...................................................................................21
    11.1         Termination...............................................................................21
    11.2         Effect of Termination.....................................................................21

ARTICLE  12  MISCELLANEOUS.................................................................................22
    12.1         Publicity.................................................................................22
    12.2         Specific Enforcement; Venue...............................................................22
    12.3         Severability..............................................................................22
    12.4         Expenses..................................................................................22
    12.5         Assignment; Successors....................................................................22
    12.6         Amendments................................................................................23
    12.7         Notices...................................................................................23
    12.8         Integration...............................................................................23
    12.9         Waivers...................................................................................24
    12.10        Governing Law.............................................................................24
    12.11        Counterparts..............................................................................24
    12.12        Cooperation...............................................................................24
    12.13        Section Headings and Captions.............................................................24


                                    SCHEDULES

Schedule 2.4    Capitalization
Schedule 2.10   Subsidiaries
Schedule 2.24   Other Parties
Schedule 4.7    TVGateway Affiliate


                                    EXHIBITS

Exhibit 2.11(a) MSO Registration Statement
Exhibit 4.5     Form of Opinion of Drinker Biddle & Reath LLP

                         COMMON STOCK PURCHASE AGREEMENT

         THIS AGREEMENT (this "AGREEMENT") is made this 24th day of July, 2000 by and between WORLDGATE COMMUNICATIONS, INC., a Delaware corporation (the "COMPANY"), and the purchaser set forth on the signature page hereto (the "PURCHASER").

                                   BACKGROUND

         WHEREAS, the Company wishes to issue and sell to the Purchaser shares of common stock, par value $.01 per share, of the Company (the "COMMON SHARES") as provided herein; and

         WHEREAS, the Purchaser wishes to purchase the Common Shares on the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE 1
                      SALE AND PURCHASE OF SHARES; CLOSING

        1.1     SUBSCRIPTION, SALE AND PURCHASE OF THE COMMON SHARES.

                (a) Upon the terms and subject to the conditions of this Agreement, on the Closing Date (as hereinafter defined), the Company shall issue, sell and deliver to the Purchaser, and the Purchaser shall purchase and take from the Company, 500,000 Common Shares (the "SHARES").

                (b) The purchase price for each Share shall be $16.02. The aggregate purchase price for all of the Shares to be purchased by the Purchaser herein is sometimes referred to herein as the "PURCHASE PRICE."

        1.2     CLOSING.

                (a) The closing of the purchase and sale of the Shares (the "CLOSING") pursuant to this Agreement shall take place on the second business day after the MSO Registration Statement is declared effective by the Commission, at the offices of Drinker Biddle & Reath LLP, One Logan Square, 18th and Cherry Streets, Philadelphia, Pennsylvania, commencing at 10:00 a.m., local time or at such other date, time or place as may be agreed to by the Company and the Purchaser (the "CLOSING DATE"). Subject to ARTICLE 11, failure to consummate the Closing shall not result in the termination of this Agreement or relieve any party of any obligation hereunder.

                (b) At the Closing, the Company shall deliver, or shall instruct its transfer agent to deliver, to the Purchaser a stock certificate or certificates representing the Shares purchased by the Purchaser, duly executed by the Company, registered in the Purchaser's name, and against such deliveries the Purchaser will deliver to the Company the Purchase Price therefor, by wire transfer of immediately available funds in U.S. dollars to a bank in the United States specified by the Company for the account of the Company.

                                   ARTICLE 2
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Purchaser as follows:

        2.1 ORGANIZATION AND GOOD STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority, and all necessary licenses and permits, to own and lease its properties and assets and to conduct its business as now conducted. Each Subsidiary (as defined in SECTION 2.10) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority, and all necessary licenses and permits, to own and lease its properties and assets and to conduct its business as now conducted. The Company and its Subsidiaries are each qualified to do business as a foreign corporation and are each in good standing in all states where the conduct of their respective businesses or their ownership or leasing of property requires such qualification, except where the failure to so qualify would not have a material adverse effect on the Company's or any Subsidiary's business, properties, assets, prospects, operations or condition (financial or otherwise).

        2.2 AUTHORIZATION. The Company has all requisite power and authority to execute and deliver this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement have been duly authorized by all requisite corporate action, and this Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws relating to or affecting the enforcement of creditors' rights generally, and except that the availability of specific performance, injunctive relief or other equitable remedies is subject to the discretion of the court before which any such proceeding may be brought.

        2.3 COMPLIANCE WITH LAW AND OTHER INSTRUMENTS. Neither the Company nor any of its Subsidiaries is in violation or default of any provision of its Certificate of Incorporation or Bylaws, each as amended and in effect on and as of the Closing. To the Company's knowledge, neither the Company nor any of its Subsidiaries is in violation in any material respect of any material statute, rule, regulation, order or restriction of any state, local or federal government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties. Neither the Company nor any of its Subsidiaries is in violation or default of any provision of any instrument, mortgage, deed of trust, loan, contract, commitment, judgment, decree, order or obligation to which it is a party or by which it or any of its properties or assets are bound which would have a Company Material Adverse Effect. A "COMPANY MATERIAL

ADVERSE EFFECT" means any fact, condition, event, development or occurrence which, individually or when taken together with all other such facts, conditions, events, developments or occurrences, could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, prospects, property, assets or liabilities of the Company or its Subsidiaries, taken as a whole. The execution, delivery and performance of and compliance with this Agreement, and the issuance and sale of the Shares, will not violate any provision of law, any rule or regulation of any governmental authority, or any judgment, decree or order of any court binding on the Company, and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default, with or without the passage of time or giving of notice, require any consent or waiver under any such provision (other than any consents or waivers that have been obtained), or result in the creation of any lien, security interest, charge or encumbrance upon, any of the properties, assets or outstanding stock of the Company or any of its Subsidiaries under their respective certificates of incorporation or ARTICLEs of incorporation, as applicable, or bylaws or other organizational documents, or any indenture, mortgage, lease, agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which any of them or any of their respective properties is bound.

        2.4     CAPITALIZATION.

                (a) The authorized capital stock of the Company consists of 50,000,000 Common Shares and 13,500,000 shares of preferred stock, par value $.01 per share (the "PREFERRED STOCK"). As of July 21, 2000, (i) 21,704,009 Common Shares have been duly and validly issued and are outstanding, (ii) 3,200,000 Common Shares are reserved for issuance under the Company's Amended and Restated 1996 Stock Option Plan, as amended to date (the "OPTION PLAN"),
(iii) 594,743 Common Shares are reserved for issuance pursuant to outstanding warrants issued by the Company, and (iv) no shares of Preferred Stock are issued and outstanding. All outstanding shares have been issued in compliance with state and federal securities laws.

                (b) Except as described in the SEC Reports, this SECTION 2.4 or in SCHEDULE 2.4, there are no outstanding securities convertible into or exchangeable for the capital stock of the Company or options, warrants or other rights to purchase or subscribe for any capital stock of the Company or contracts, commitments, agreements, understandings or arrangements of any kind to which the Company is a party relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such options, warrants or rights.

                (c) As a result of the sale of an aggregate of 1,531,211 shares on the date hereof to the Purchaser pursuant to this Agreement and to certain other purchasers pursuant to the Common Stock Purchase Agreements (as defined in Section 2.24), unless waived by the holders thereof, the exercise price of the warrants issued by the Company to each of Ampal American-Israel Corporation and Strong River Investment, Inc. (collectively, the "WARRANT HOLDERS") shall be decreased from $16.50 per share to $16.1156074 per share and the number of shares purchasable shall be increased from 165,745 to 169,698. In the event that the Company issues an MSO Warrant (as defined in Section 2.16) to ACC Operations, Inc. on the date hereof to purchase 500,000 shares of the Company at an exercise price of $12.39, unless waived by the Warrant Holders, the exercise price of the warrants issued by the Company to each of the Warrant Holders shall be further decreased to $15.9458638 per share and the number of shares purchasable shall be increased to 171,504.

        2.5 VALID ISSUANCE OF THE SHARES. The Shares when issued, sold and delivered to the Purchaser in accordance with this Agreement will be duly and validly issued, fully paid, non-assessable and free and clear of all liens and encumbrances (other than restrictions on transfer under applicable federal and state securities laws). No preemptive rights are applicable with respect to the issuance of the Shares.

        2.6 CONSENTS AND APPROVALS. Except for compliance with the notification or other requirements of the HSR Act, if required, and Nasdaq and the rules and regulations promulgated thereunder and filings under federal and applicable state securities laws, no permit, consent, approval or authorization of, or declaration to or filing with, any federal, state, local or foreign governmental or regulatory authority or any other individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture or other entity of whatever nature (each a "PERSON"), not made or obtained, is required in connection with the execution or delivery of this Agreement by the Company, the offer, issuance, sale or delivery of the Shares or the carrying out by the Company of the other transactions contemplated hereby.

        2.7 PRIVATE OFFERING. Assuming the accuracy of the Purchaser's representations and warranties contained in ARTICLE 3 herein, the offer, issuance and delivery to the Purchaser pursuant to the terms of this Agreement of the Shares are exempt from registration under the Securities Act of 1933, as amended (the "SECURITIES ACT").

        2.8 ADDITIONAL SECURITIES LAW MATTERS. None of the Company or any of its Affiliates (as defined herein), or any Person acting on its or their behalf, has offered to sell or sold any Common Shares by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act that would subject the issuance and sale of the Shares to the registration provisions of the Securities Act. For purposes hereof, "AFFILIATE" means any Person directly or indirectly controlled by, controlling or under common control with another Person. For purposes of this definition, "CONTROL" means the power to direct the management of the Person in question.

        2.9 CERTIFICATE OF INCORPORATION AND BYLAWS. The Company's Certificate of Incorporation and Bylaws, each as amended to date and attached as an exhibit to the Company's Form 10-Q Report for the quarter ended March 31, 1999, are true and correct copies of such documents and are in full force and effect.

        2.10 SUBSIDIARIES. Except as set forth on SCHEDULE 2.10, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, association or other business entity. The entities listed on
SCHEDULE 2.10 (collectively, the "SUBSIDIARIES") are wholly owned by the Company. The Company is not a participant in any joint venture, partnership or similar arrangement in which the Company owns any equity interest in such joint venture, partnership or similar arrangement.

        2.11    SEC FILINGS.

                (a) The Company has delivered to the Purchaser, or has made available, prior to the date hereof true and correct copies of (collectively, the "SEC REPORTS"): (i) its Annual Report on Form 10-K for the fiscal year ended December 31, 1999, (ii) its Quarterly Reports on Form 10-Q for the quarters ended June 30, 1999, September 30, 1999 and March 31, 2000, which includes the Company's balance sheet as at March 31, 2000 (the "MARCH BALANCE SHEET"), (iii) the Registration Statement on Form S-3 filed with the Commission on April 28, 2000, and (iv) the MSO Registration Statement to be filed with the Commission as provided in SECTION 7.1(a) and attached hereto as
EXHIBIT 2.11(a). The Company has also delivered to the Purchaser, or has made available, prior to the date hereof true and correct copies of its Registration Statement on Form S-1 (File No. 333-87029) (the "SHELF REGISTRATION STATEMENT").

                (b) The SEC Reports are all of the reports the Company has been required to file with the Securities and Exchange Commission (the "COMMISSION") since April 15, 1999. The SEC Reports when filed complied in all material respects with the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and all applicable legal requirements and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                (c) When the MSO Registration Statement, as such may be amended from time to time, is declared effective by the Commission, such MSO Registration Statement will comply in all material respects with the Securities Act, and all applicable legal requirements and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        2.12    FINANCIAL STATEMENTS.

                (a) (i) The audited consolidated balance sheets and related audited statements of consolidated income, cash flow and stockholders' equity of the Company and its Subsidiaries as at and for the three fiscal years of the Company ended December 31, 1999, 1998 and 1997, together with the notes thereto, and the unaudited consolidated balance sheet and related unaudited statements of consolidated income, cash flow and stockholder's equity of the Company as at, and for the three months ended, March 31, 2000, together with the notes thereto, copies of all of which have heretofore been furnished to the Purchaser or have been made available, present fairly in all material respects the consolidated financial position of the Company and its Subsidiaries at such dates and the consolidated results of their operations and their consolidated cash flows for the periods then ended, and (ii) the consolidated balance sheet (the "BALANCE SHEET") of the Company and its Subsidiaries at December 31, 1999 (the "BALANCE SHEET DATE") reflected all material liabilities and obligations of the Company and of each Subsidiary, whether accrued, contingent or otherwise, as of the date thereof, in each case, to the extent required by United States generally accepted accounting principles, consistently applied ("GAAP").

                (b) Except as disclosed in the Registration Statement, since the Balance Sheet Date, the Company and its Subsidiaries have not been subject to any events or conditions of any character that have had a Company Material Adverse Effect.

                (c) Since the Balance Sheet Date, there has been no declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company.

                (d) Except as disclosed in the Registration Statement and since the date of the March Balance Sheet, neither the Company nor any of its Subsidiaries has incurred any debt for borrowed money or any material liabilities or obligations except (i) the liabilities and obligations set forth on the March Balance Sheet, (ii) liabilities and obligations which have been incurred subsequent to the March Balance Sheet Date in the ordinary course of business of the same character as those set forth on the March Balance Sheet, and (iii) liabilities, obligations and contingencies which are of a nature not required to be reflected in the consolidated financial statements of the Company and its Subsidiaries prepared in accordance with generally accepted accounting principles consistently applied.

        2.13 PROCEEDINGS AND LITIGATION. Except as set forth in the SEC Reports, there is no material action, suit, proceeding or investigation pending or, to the best of the Company's knowledge, currently threatened before any arbitrator, court, administrative agency or other governmental body (nor, to best of the Company's knowledge, is there any basis for any such action, suit, proceeding or investigation) (i) against or affecting the Company or (ii) seeking to restrain, prevent or change the transactions contemplated hereby or otherwise questioning the validity or legality of such transactions. Neither the Company nor any of its Subsidiaries is a party or subject to, and none of the assets of the Company or any of its Subsidiaries is bound by, the provisions of any order, writ, injunction, judgment or decree of any arbitrator, court or government agency or instrumentality.

        2.14 INSURANCE. All material insurance policies carried by the Company and its Subsidiaries are in full force and effect, and all premiums due thereon have been paid and the Company has complied in all material respects with the provisions of all such policies. Such insurance policies provide reasonable coverage against risks reasonably insured against by any Person carrying on the same or substantially similar business as the Company.

        2.15 INTELLECTUAL PROPERTY RIGHTS. Except as set forth in the SEC Reports, the Company owns or has the rights to all material patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted. Except as set forth in the SEC Reports, to the best of the Company's knowledge, the use of such intellectual property in its business does not conflict with or infringe the rights of others except where it would not have a Company Material Adverse Effect. To the best knowledge of the Company (without having undertaken an independent investigation), the Company has not violated and, by conducting its business after the Closing Date in a manner substantially identical to the manner of conducting its business prior to the Closing Date, the Company has not infringed and does not foresee any potential infringement of any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other Person nor have any claims been asserted, and no claims are pending, or to the Company's best knowledge threatened, regarding any such alleged infringement. Except as otherwise disclosed in the SEC Reports, there are no agreements regarding the transfer of any patent owned by the Company or any of its subsidiaries to any third party.

        2.16 PRIOR REGISTRATION RIGHTS. Except as set forth in the SEC Reports and the four Common Stock Purchase Warrants dated as of the date hereof (the "MSO WARRANTS") issued by the Company to the parties listed on SCHEDULE
2.24 (such agreements described therein are referred to herein as the "REGISTRATION RIGHTS AGREEMENTS"), the Company is under no contractual obligation to register under the Securities Act any of its presently outstanding securities or any of its securities that may subsequently be issued. The Company has complied in all material respects with its obligations under the Registration Rights Agreements.

        2.17 BROKER OR FINDER. No Person acting on behalf of Company or any of its Affiliates or under the authority of any of the foregoing is or will be entitled to any brokers' or finders' fee or any other commission or similar fee, directly or indirectly, from any of such parties in connection with any of the transactions contemplated by this Agreement.

        2.18 DISCLOSURE. No representation or warranty by the Company contained in this Agreement, or in any written statement, exhibit or certificate furnished to the Purchaser pursuant to this Agreement at Closing contains any untrue statement of a material fact or, when taken together, omits to state a material fact necessary to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

        2.19 PERMITS. The Company and each of its Subsidiaries have all franchises, permits licenses and any similar authority (collectively, the "AUTHORIZATIONS") necessary for the conduct of their respective businesses as presently being conducted, except for any such Authorizations as to which, individually or in the aggregate, the failure to possess could not reasonably be expected to have a Company Material Adverse Effect, and the Company believes it can obtain, without undue burden or expense, any similar Authorization for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any Authorization.

        2.20 ENVIRONMENTAL AND SAFETY LAWS. To the best of the Company's knowledge, neither the Company nor any of its Subsidiaries is in violation, or has engaged in activities that would result in a violation, of any applicable material statute, law or regulation relating to the environment or occupational health and safety, and to the best of the Company's knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. There has been no complaint, notice of violation, investigation or report received by the Company or its Subsidiaries relating to any alleged violation of any such applicable statute, law or regulation, and there is no such complaint, notice of violation, investigation or report pending or, to the Company's knowledge, threatened.

        2.21 STOCKHOLDER AGREEMENTS. Except as contemplated by this Agreement and in the SEC Reports, there are no agreements between the Company and any of the Company's stockholders, or to the best knowledge of the Company, among any of the Company's stockholders, which in any way affect any stockholder's ability or right freely to alienate or vote such shares (except restrictions designed to provide compliance with securities laws). The First Amended and Restated Stockholders' Agreement, dated as of September 2, 1998, by and among the Company and certain parties thereto, as amended by the Amendment to the First Amended and Restated Stockholders' Agreement, dated as of July 21, 2000 by and among the Company and certain parties thereto, is valid, binding, in full force and effect, and enforceable against the parties thereto.

        2.22 TAX RETURNS AND AUDITS. The Company has accurately prepared and filed in all material respects all federal, state and municipal tax returns and tax reports required to be filed by it, has paid all taxes (including, but not limited to, all income, profits, franchise, sales, use, property, excise and withholding taxes), assessments, fees and charges when and as due under such returns and has made adequate provision for the payment of all taxes, assessments, fees and charges shown on such returns or on assessments received by the Company. No audit, deficiency assessment or proposed adjustment of any of the Company's tax returns is pending, or to the best knowledge of the Company, threatened.

        2.23 TITLE TO PROPERTY AND ASSETS. The Company and each of its subsidiaries have good title to all of their material properties and assets free and clear of all mortgages, liens and encumbrances, except liens for current taxes and assessments not yet due and possible minor liens and encumbrances which do not, in any case, in the aggregate, materially detract from the value of the property subject thereto or materially impair the operations of the Company or any of its Subsidiaries. With respect to the property and assets they lease, the Company and each of its Subsidiaries are in compliance in all material respects with such leases and hold a valid leasehold interest free of all liens, claims or encumbrances. Neither the Company nor any of its Subsidiaries owns any real property.

        2.24 OTHER PURCHASE AGREEMENTS. The Company has provided to the Purchaser true and correct copies of the Common Stock Purchase Agreements set forth on SCHEDULE 2.24 (the "COMMON STOCK PURCHASE AGREEMENTS"), each of which contain terms that are identical (except with respect to the name of the Purchaser) to the terms of this Agreement. Each of the Common Stock Purchase Agreements (together with the term sheet regarding the WorldGate Affiliation Agreement, dated as of the date hereof, among the respective parties listed on
SCHEDULE 2.24 and the MSO Warrants issued by the Company to the parties listed on SCHEDULE 2.24) reflects the entire understanding of the parties with respect to its subject matter, and there are no other agreements, promises, covenants or understandings other than those set forth herein and therein with respect to such subject matter.

        2.25 AGREEMENTS WITH AFFILIATES. Except as otherwise disclosed in the SEC Reports, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates or any affiliate thereof that are required to be disclosed in such SEC Reports. Since the date of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, the Company has not entered into any agreements, understandings or proposed transactions with any of its officers, directors, affiliates or any affiliate thereof that would be required to be disclosed in its SEC Reports.

        2.26 ABSENCE OF CHANGE. Except as set forth in the SEC Reports and except for any changes that individually or in the aggregate could not be reasonably expected to have a Company Material Adverse Effect, the Company's Report on Form 10-K for the fiscal year ended December 31, 1999 remains true and correct. To the knowledge of the Company, there is no fact, matter or event as of the date hereof which would permit, and as of the Closing Date which will permit, the Company to effect a Sales Blackout Period (as defined in SECTION 7.3).

                                   ARTICLE 3
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

        The Purchaser understands that the Shares will not be registered under the Securities Act on the grounds that the sales provided for in this Agreement are exempt pursuant to SECTION 4(2) of the Securities Act and/or Regulation D promulgated under SECTION 4(2) of the Securities Act, and that the reliance of the Company on such exemptions is predicated in part on the Purchaser's representations, warranties, covenants and acknowledgements set forth in this
ARTICLE 3. The Purchaser hereby represents and warrants to the Company as follows:

        3.1 AUTHORIZATION. The Purchaser has all requisite power and authority to execute and deliver this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance by the Purchaser of this Agreement have been duly authorized by all requisite corporate action, and this Agreement has been duly executed and delivered by the Purchaser and constitutes the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws relating to or affecting the enforcement of creditors' rights generally, and except that the availability of specific performance, injunctive relief or other equitable remedies is subject to the discretion of the court before which any such proceeding may be brought.

        3.2 NO CONFLICT WITH LAW OR DOCUMENTS. The execution, delivery and performance of this Agreement by the Purchaser will not violate any provision of law, any rule or regulation of any governmental authority, or any judgment, decree or order of any court binding on the Purchaser, and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any lien, security interest, charge or encumbrance upon, any of the properties, assets or outstanding stock of the Purchaser under its certificate of incorporation or ARTICLEs of incorporation, as applicable, or bylaws or other organizational documents, or any material indenture, mortgage, lease, agreement or other instrument to which the Purchaser is a party or by which it or any of its properties is bound.

        3.3 BENEFICIAL OWNERSHIP. As of the date hereof and prior to the purchase of the Shares as contemplated hereunder, (a) the Purchaser is not the "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of five percent or more of the Common Shares of the Company, and
(b) the Purchaser is not a member of a group which has acquired beneficial ownership of five percent or more of the securities of the Company for purposes of Sections 13(d) and 13(g) of the Exchange Act.

        3.4 PRINCIPAL PLACE OF BUSINESS. The Purchaser's principal corporate office is located at the address set forth on the signature page hereto and the Purchaser has not received any communication from the Company or its agents regarding its investment in the Shares in any of the following States: Montana, New Hampshire and Vermont.

        3.5 RESTRICTIONS ON TRANSFER. The Purchaser (a) acknowledges that the Shares are not transferable except as provided in ARTICLE 8 of this Agreement and except as otherwise contemplated by SECTION 7.1 that the Shares have not been registered under the Securities Act and must be held indefinitely by the Purchaser unless they are subsequently registered under the

Securities Act or an exemption from registration is available, and (b) is aware that any routine sales of the Shares pursuant to Rule 144 of the Securities Act may be made only in limited amounts and in accordance with the terms and conditions of Rule 144 and that in such cases where Rule 144 is not applicable, compliance with some other exemption from registration will be required.

        3.6 PURCHASE WITHOUT VIEW TO DISTRIBUTE. The Purchaser acknowledges that the Shares are being acquired by the Purchaser for its own account, not as a nominee or agent, and not with a view to resale or distribution within the meaning of the Securities Act and the rules and regulations thereunder, and the Purchaser will not distribute the Shares in violation of the Securities Act.

        3.7 ACCESS TO INFORMATION. The Purchaser confirms that the Company has made available to it the opportunity to ask questions of and receive answers from the Company's officers and directors concerning the terms and conditions of the offering and the business and financial condition of the Company, and to acquire, and the Purchaser has received such additional information, in addition to that set forth herein, about the business and financial condition of the Company and the terms and conditions of the offering as it has requested.

        3.8 LEGENDS. The Purchaser understands that the certificates evidencing the Shares shall bear the legend as provided in SECTION 8.2 herein.

        3.9 ADDITIONAL REPRESENTATIONS OF THE PURCHASER. The Purchaser (a) is an "accredited investor" as such term is defined in Rule 501 promulgated under the Securities Act, (b) has sufficient funds available to purchase the Shares, and (c) has knowledge and experience in financial and business matters that are such that it is capable of evaluating the merits and risks of its purchase of the Shares as contemplated by this Agreement.

        3.10 PROCEEDINGS AND LITIGATION. There is no pending, or to the knowledge of the Purchaser threatened, suit, action or administrative, arbitration or other proceeding, or governmental inquiry or investigation against the Purchaser, seeking to restrain, prevent or change the transactions contemplated hereby or otherwise questioning the validity or legality of such transactions.

        3.11 BROKER OR FINDER. No Person acting on behalf of the Purchaser or any of its Affiliates or under the authority of any of the foregoing is or will be entitled to any brokers' or finders' fee or any other commission or similar fee, directly or indirectly, from any of such parties in connection with any of the transactions contemplated by this Agreement.

                                   ARTICLE 4
               CONDITIONS PRECEDENT TO THE PURCHASER'S OBLIGATIONS

        The Purchaser's obligation to purchase and make payment for the Shares on the Closing Date is subject to the satisfaction of each of the following conditions (subject to any waiver of any such condition by the Purchaser):

        4.1 REPRESENTATIONS AND WARRANTIES. On the Closing Date, the representations and warranties of the Company contained in ARTICLE 2 hereof shall be true and correct in all material respects with the same effect as though made on and as of the Closing Date, and the Purchaser shall have received a certificate signed by an executive officer of the Company to the foregoing effect.

        4.2 PERFORMANCE. All the covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects, and the Purchaser shall have received a certificate signed by an executive officer of the Company to the foregoing effect.

        4.3 NO PROCEEDING OR LITIGATION. No suit, action or other proceeding by any federal, state, local or foreign governmental authority ("GOVERNMENTAL AUTHORITY") seeking to restrain, prevent or change the transactions contemplated hereby or by any of the TVGateway Agreement (as defined in SECTION 4.5), the WorldGate Affiliation Agreement (as defined in SECTION 4.6), the TVGateway Affiliation Agreement (as defined in SECTION 4.7), the Management Agreement (as defined in SECTION 4.8), or the Service and License Agreement (as defined in
SECTION 4.9) or otherwise questioning the validity or legality of any of such transactions shall have been instituted and be pending.

        4.4 APPROVAL BY PRINCIPAL TRADING MARKET. The issuance, sale and purchase of the Shares, as contemplated by this Agreement without approval by the Company's stockholders, shall have received all necessary approvals from the principal trading exchange or national automated stock quotation system on which the Company's Common Shares are traded or quoted.

        4.5 TVGATEWAY, LLC. The Limited Liability Company Agreement of TVGateway, LLC ("TVGATEWAY"), dated as of July 24, 2000 (the "TVGATEWAY AGREEMENT") among the Company and ACC Operations, Inc., a Delaware corporation ("ADELPHIA"), Charter Communications Holding Company, LLC, a Delaware limited liability company ("CHARTER"), Comcast Programming Ventures, Inc., a Delaware corporation ("COMCAST"), and Cox Consumer Information Network, Inc., a Delaware corporation ("COX" and, together with Adelphia, Charter and Comcast, the "MSOs"), is and continues to be valid, binding and enforceable, other than as a result of a breach by an MSO or its Affiliates.

        4.6 WORLDGATE AFFILIATION AGREEMENT. The term sheet regarding the WorldGate Affiliation Agreement, dated as of July 24, 2000 (the "WORLDGATE AFFILIATION AGREEMENT") between WorldGate Service, Inc., a Delaware corporation ("WS"), and the respective parties listed on SCHEDULE 2.24, is and continues to be valid, binding and enforceable, other than as a result of a breach by an MSO or its Affiliates.

        4.7 TVGATEWAY AFFILIATION AGREEMENT. The TVGateway Affiliation Agreement, dated as of July 24, 2000 (the "TVGATEWAY AFFILIATION AGREEMENT") between TVGateway and the respective parties listed on SCHEDULE 4.7 is and continues to be valid, binding and enforceable, other than as a result of a breach by an MSO or its Affiliates.

        4.8 MANAGEMENT AGREEMENT. The Management Agreement, dated as of July 24, 2000 (the "MANAGEMENT AGREEMENT") between TVGateway and WS is and continues to be valid, binding and enforceable.

        4.9 SERVICE AND LICENSE AGREEMENT. The Service and License Agreement, dated as of July 24, 2000 (the "SERVICE AND LICENSE AGREEMENT") between TVGateway and WS is and continues to be valid, binding and enforceable.

        4.10 OPINION. The Purchaser shall have received from Drinker Biddle & Reath LLP, counsel for the Company, an opinion, dated as of Closing, in the form attached hereto as EXHIBIT 4.10.

        4.11 EFFECTIVENESS OF MSO REGISTRATION STATEMENT. The MSO Registration Statement shall have been declared effective by the Commission and no stop order suspending the effectiveness of the MSO Registration Statement shall have been issued under the Securities Act nor shall have any proceedings therefor been initiated or threatened by the Commission.

                                   ARTICLE 5
                CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATIONS

        The Company's obligation to sell the Shares on the Closing Date is subject to the satisfaction of each of the following conditions (subject to any waiver of such condition by the Company):

        5.1 REPRESENTATIONS AND WARRANTIES. On the Closing Date, the representations and warranties of the Purchaser contained in ARTICLE 3 hereof shall be true and correct in all material respects with the same effect as though made on and as of the Closing Date, and the Company shall have received a certificate signed by an executive officer of the Purchaser to the foregoing effect.

        5.2 PERFORMANCE. All the covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Purchaser on or prior to the Closing Date shall have been performed or complied with in all material respects, and the Company shall have received a certificate signed by an executive officer of the Purchaser to the foregoing effect.

        5.3 NO PROCEEDING OR LITIGATION. No suit, action or other proceeding by any Governmental Authority seeking to restrain, prevent or change the transactions contemplated hereby or by the TVGateway Agreement, the WorldGate Affiliation Agreement, the TVGateway Affiliation Agreement, the Management Agreement or the Service and License Agreement or otherwise questioning the validity or legality of any of such transactions shall have been instituted and be pending.

        5.4 TVGATEWAY, LLC. The TVGateway Agreement is and continues to be valid, binding and enforceable, other than as a result of a breach by the Company.

        5.5 WORLDGATE AFFILIATION AGREEMENT. The WorldGate Affiliation Agreement is and continues to be valid, binding and enforceable, other than as a result of a breach by WS.

        5.6 TVGATEWAY AFFILIATION AGREEMENT. The TVGateway Affiliation Agreement is and continues to be valid, binding and enforceable.

        5.7 MANAGEMENT AGREEMENT. The Management Agreement is and continues to be valid, binding and enforceable, other than as a result of a breach by WS.

        5.8 SERVICE AND LICENSE AGREEMENT. The Service and License Agreement is and continues to be valid, binding and enforceable, other than as a result of a breach by WS.

                                   ARTICLE 6
                   COVENANTS OF THE COMPANY AND THE PURCHASER

        6.1 COVENANTS OF THE COMPANY. The Company covenants that (a) at all such times as Rule 144 is available for use by the holders of the Shares, the Company will furnish to the Purchaser upon request all information within the possession of the Company required for the preparation and filing of Form 144 and (b) subject to the execution of confidentiality agreements mutually agreeable to the parties hereto, during the time between the signing of this Agreement and the Closing, the Company will give the Purchaser reasonable access during normal business hours, upon reasonable prior notice, to the offices, properties, books and records of the Company and will furnish to the Purchaser such financial and operating data and other information relating to the Company as the Purchaser may reasonably request.

        6.2 NO PURCHASES BEFORE CLOSING. Without the Company's written consent, neither the Purchaser nor any of its Affiliates shall, between the date of execution of this Agreement and Closing, acquire in any way, or hold record or beneficial ownership of more than five percent of, any Common Shares or any other Company securities entitled to vote for the election of directors, or any security convertible into or exchangeable or exercisable for the purchase of Common Shares or other Company securities entitled to vote for the election of directors.

                                   ARTICLE 7
                             MSO REGISTRATION RIGHTS

        7.1     COMPANY REGISTRATION.

                (a) The Company shall file with the Commission within five business days of the date hereof a registration statement on Form S-3 (the "MSO REGISTRATION STATEMENT") covering the registration of the resale of the Shares under the Securities Act.

                (b) The Company shall use its best efforts to cause the MSO Registration Statement to become effective as promptly as possible, and remain effective during the period of the shorter of (the "REGISTRATION PERIOD"): (A) two (2) years from the date the MSO Registration Statement was declared effective by the Commission and (B) the date on which all Shares have been sold.

                (c) During the Registration Period, the Company shall:

                    (i) prepare and file with the Commission such amendments and supplements to the MSO Registration Statement and the prospectus used in connection with the MSO Registration Statement as may be necessary to keep the MSO Registration Statement effective during the Registration Period.

                    (ii) comply in all material respects with the provisions of the Securities Act applicable to the Company with respect to the disposition of all securities covered by the MSO Registration Statement.

                    (iii) furnish to the Purchaser (A) such number of copies (including manually executed and conformed copies) of the MSO Registration Statement and of each amendment thereof and supplement thereto (including all annexes, appendices, schedules and exhibits), (B) such number of copies of the prospectus used in connection with the MSO Registration Statement (including each preliminary prospectus, any summary prospectus and the final prospectus and including prospectus supplements), and (C) such number of copies of other documents, if any, incorporated by reference in the MSO Registration Statement or prospectus, in each case as the Purchaser may reasonably request.

                    (iv) use reasonable best efforts to cause the Shares covered by the MSO Registration Statement to be listed on the Nasdaq National Market (or such other securities exchange or quotation system on which the Common Stock is then listed or quoted) on which any securities of the Company are then listed or quoted.

                    (v) notify the Purchaser promptly and, if requested by the Purchaser, confirm such notification in writing, (A) when a prospectus or any prospectus supplement has been filed with the Commission, and when the MSO Registration Statement or any post-effective amendment thereto has been filed with and declared effective by the Commission, (B) of the issuance by the Commission of any stop order or the coming to its knowledge of the initiation of any proceedings for that purpose, (C) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (D) of the occurrence of any event which requires the making of any changes to the MSO Registration Statement or related prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (and the Company shall promptly prepare and furnish to the Purchaser, upon request, a reasonable number of copies of a supplemented or amended prospectus such that, as thereafter delivered to the purchasers of the Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading), and (E) of the Company's determination that the filing of a post-effective amendment to the MSO Registration Statement shall be necessary or appropriate. Upon the receipt of any notice from the Company of the occurrence of any event of the kind described in this SECTION 7.1(c)(v)(B), (C) (but only with respect to the jurisdiction suspending qualification), (D) or (E): (I) the Purchaser shall forthwith discontinue any offer and disposition of the Shares pursuant to the MSO Registration Statement covering such Shares and, if so directed by the Company, shall deliver to the Company all copies (other than permanent file copies) of the defective prospectus covering such Shares which are then in the Purchaser's possession or control, and (II) the Company shall, as promptly as practicable thereafter, take such action as shall be necessary to remedy such event to permit the Purchaser to continue to offer and dispose of the Shares, including, without limitation, preparing and filing with the Commission and furnishing to the Purchaser a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of the Shares, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                    (vi) use its best efforts to register or qualify the Shares covered by such MSO Registration Statement under and to the extent required by such other securities or state blue sky laws of such jurisdictions as the Purchaser shall reasonably request, and do any and all other acts and things which may be necessary under such securities or blue sky laws to enable the Purchaser to consummate the public sale or other disposition in such jurisdictions of the Shares owned by such Purchaser, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or submit to liability for state or local taxes where it would not otherwise be liable for such taxes.

                    (vii) notify the transfer agent of the Company's securities that it may effect transfers of the Shares upon notification from the Purchaser that it has complied with this Agreement and the prospectus delivery requirements of the Securities Act.

        7.2 INFORMATION FURNISHED BY PURCHASER. It shall be a condition precedent to the Company's obligations under this Agreement that the Purchaser furnish to the Company in writing such information regarding the Purchaser and the distribution proposed by the Purchaser as the Company may reasonably request to complete or amend the information required by the MSO Registration Statement.

        7.3     INFORMATION BLACKOUT; NO STABILIZATION.

                (a) At any time when the MSO Registration Statement is effective, upon written notice from the Company to the Purchaser that the Company, after consultation with outside counsel, has determined reasonably and in good faith that the sale of Shares pursuant to the MSO Registration Statement would require disclosure of non-public material information, the disclosure of which could reasonably be expected to have an adverse effect on any proposal or plan by the Company or any of its subsidiaries to engage in any material acquisition of assets or any merger, consolidation, tender offer or other material transaction, the Purchaser shall suspend sales of the Shares pursuant to the MSO Registration Statement until the earlier of (i) 45 days after the Company notifies the Purchaser of such good faith determination, and (ii) such time as the Company notifies the Purchaser that such material information has been disclosed to the public or has ceased to be material or that sales pursuant to the MSO Registration Statement may otherwise be resumed (the number of days from such suspension of sales by the Holders until the day when such sales may be resumed hereunder is hereinafter called a "SALES BLACKOUT PERIOD"). A Sales Blackout Period shall not preclude any sales of Shares which the Purchaser may effect in compliance with Rule 144; provided that the Purchaser otherwise complies with the requirements under the Securities Act and the Exchange Act.

                (b) No Sales Blackout Period shall be commenced by the Company within 120 days after the end of a Sales Blackout Period.

                (c) The Purchaser shall not, during the Registration Period, (i) effect any stabilization transactions or engage in any stabilization activity in connection with the Common Stock or other equity securities of the Company in contravention of Regulation M under the Exchange Act, or (ii) permit any "Affiliated Purchaser" (as that term is defined in Regulation M under the Exchange Act) to bid for or purchase for any account in which the Purchaser has a beneficial interest, or attempt to induce any other Person to purchase, any shares of Common Stock or Shares in contravention of Regulation M under the Exchange Act.

        7.4     INDEMNIFICATION.

                (a) With respect to the offering and sale of the Shares made pursuant to the MSO Registration Statement only, the Company shall indemnify and hold harmless the Purchaser, its officers, directors, members and partners, and each Person, if any, who controls any of the foregoing persons within the meaning of the Securities Act ("PURCHASER INDEMNITEES"), from and against any and all claims, liabilities, losses, damages, expenses and judgments, joint or several, to which they or any of them may become subject, including any amount paid in settlement of any litigation commenced or threatened, and shall promptly reimburse them, as and when incurred, for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as such losses, claims, damages, liabilities or actions shall arise out of, or shall be based upon, any violation or alleged violation by the Company of the Securities Act, any blue sky laws or securities laws of any state or country in which the Shares are offered, and relating to action taken or action or inaction required of the Company in connection with such offering, or shall arise out of, or shall be based upon, any untrue statement or alleged untrue statement of a material fact contained in the MSO Registration Statement (or in any preliminary or final prospectus included therein) relating to the offering and sale of the Shares, or any amendment thereof or supplement thereto, or in any document incorporated by reference therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; but the Company shall not be liable to any Purchaser Indemnitee in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement, or any omission or alleged omission, if such statement or omission shall have been made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of such Purchaser Indemnitee for inclusion in the MSO Registration Statement (or in any preliminary or final prospectus included therein), or any amendment thereof or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnitee and shall survive the transfer of such securities. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Purchaser Indemnitee.

                (b) With respect to the offering and sale of the Shares made pursuant to the MSO Registration Statement only, the Purchaser shall indemnify and hold harmless the Company, its officers and directors and each person, if any, who controls any of the foregoing within the meaning of the Securities Act (the "COMPANY INDEMNITEES"), from and against any and all claims, liabilities, losses, damages, expenses and judgments, joint or several, to which they or any of them may become subject, including any amount paid in settlement of any litigation commenced or threatened, and shall promptly reimburse them, as and when incurred, for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as any such losses, claims, damages, liabilities or actions shall arise out of, or shall be based upon, any violation or alleged violation by the Purchaser of the Securities Act, any blue sky laws or securities laws of any state or country in which the Shares are offered and relating to action taken or action or inaction required of the Purchaser in connection with such offering, or shall arise out of, or shall be based upon, any untrue statement or alleged untrue statement of a material fact contained in the MSO Registration Statement (or in any preliminary or final prospectus included therein) relating to the offering and sale of the Shares or any amendment thereof or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that such untrue statement is contained in, or such fact is omitted from, information furnished to the Company in writing by or on behalf of the Purchaser for inclusion in the MSO Registration Statement (or in any preliminary or final prospectus included therein). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Company Indemnitee. The foregoing indemnity is in addition to any liability which the Purchaser may otherwise have to any Company Indemnitee.

                (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this SECTION 7.4, such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing. No indemnification provided for in subsection (a) or (b) shall be available to any person who shall fail to give notice as provided in this subsection (c) if the indemnifying party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for indemnification pursuant to subsection (a) or (b) to the extent it was not materially prejudiced or for contribution or otherwise than on account of the provisions of subsection (a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel, in the written opinion of such counsel, would be inappropriate due to actual or potential differing interests between them, or (iii) the indemnifying party does not promptly defend the indemnified party. The indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties (in addition to local counsel). Such firm shall be designated in writing by the Purchaser in the case of Purchaser Indemnitees and by the Company in the case of Company Indemnitees. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld) but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

                (d) The indemnity provided for hereunder shall not inure to the benefit of any indemnified party to the extent that the claim is based on such indemnified party's failure to comply with the applicable prospectus delivery requirements of the Securities Act as then applicable to the person asserting the loss, claim, damage or liability for which indemnity is sought.

                (e) In no event shall the liability of the Purchaser under this
Section 7.4 exceed the proceeds received by the Purchaser from the sale of Shares pursuant to the MSO Registration Statement.

                (f) The provisions of this SECTION 7.4 shall be separate and distinct from the provisions of ARTICLE 10 and shall not be subject to the limitations on indemnification obligations set forth therein.

        7.5 RULE 144. With a view to making available to the Purchaser the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit the Purchaser to sell securities of the Company to the public without registration, the Company shall:

                (a) make and keep adequate current public information with respect to the Company available, as those terms are understood and defined in Rule 144;

                (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                (c) furnish to the Purchaser upon written request (i) a written statement by the Company as to whether it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as the Purchaser may reasonably request and as is publicly available to enable the Purchaser to avail itself of any rule or regulation of the Commission which permits the selling of any such securities without registration.

                                   ARTICLE 8
                         COMPLIANCE WITH SECURITIES ACT;
                    RESTRICTIONS ON TRANSFERABILITY OF SHARES

        8.1 COMPLIANCE WITH SECURITIES ACT. The Shares shall not be transferable, except to Affiliates and except upon the conditions specified in
SECTION 8.3, which conditions are intended among other things to insure compliance with the provisions of the Securities Act and applicable state securities laws in respect of any such transfer.

        8.2 RESTRICTIVE LEGEND. Each certificate representing the Shares shall (unless otherwise permitted by the provisions of SECTION 8.4 below) be stamped or otherwise imprinted with the legend in substantially the form as follows:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW."

        8.3 RESTRICTIONS ON TRANSFERABILITY. The Company shall not be required to register the transfer of the Shares on the books of the Company unless the Company shall have been provided with an opinion of counsel reasonably satisfactory to it prior to such transfer to the effect that registration under the Securities Act or any applicable state securities law is not required in connection with the transaction resulting in such transfer; PROVIDED, HOWEVER, that no such opinion of counsel shall be necessary in order to effectuate a transfer of Shares in accordance with the provisions of Rule 144(k) promulgated under the Securities Act or in accordance with the MSO Registration Statement. Each certificate for Shares issued upon any transfer as above provided (except for transfers in accordance with the MSO Registration Statement) shall bear the restrictive legend set forth in SECTION 8.2 above, except that such restrictive legend shall not be required if the opinion of counsel reasonably satisfactory to the Company referred to above is to the further effect that such legend is not required in order to establish compliance with the provisions of the Securities Act and any applicable state securities law, or if the transfer is made in accordance with the provisions of Rule 144(k) under the Securities Act.

        8.4 TERMINATION OF RESTRICTIONS ON TRANSFERABILITY. The conditions precedent imposed by this ARTICLE 8 upon the transferability of the Shares shall cease and terminate as to any of the Shares when (a) such securities shall have been registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers thereof set forth in the registration statement covering such securities, (b) at such time as an opinion of counsel satisfactory to the Company shall have been rendered as required pursuant to the second sentence of SECTION 8.3 to the effect that the restrictive legend on such securities is no longer required, or
(c) when such securities are transferred pursuant to Rule 144 or become transferable in accordance with the provisions of Rule 144(k) promulgated under the Securities Act. Whenever the conditions imposed by this ARTICLE 8 shall terminate as hereinabove provided with respect to any of the Shares, the holder of any such securities bearing the legend set forth in this ARTICLE 8 as to which such conditions shall have terminated shall be entitled to receive from the Company, without expense (except for the payment of any applicable transfer tax) and as expeditiously as possible, new stock certificates not bearing such legend.

                                   ARTICLE 9
                       SURVIVAL OF COVENANTS, AGREEMENTS,
                         REPRESENTATIONS AND WARRANTIES

        All covenants, agreements, representations and warranties made herein shall survive the Closing to the extent provided in ARTICLE 10(d) and shall not merge in the performance of any obligation by any party hereto; PROVIDED, HOWEVER, that representations and warranties made herein shall only be deemed to have been made as of the date hereof and as of the Closing Date (or as of such other date referenced in such representation or warranty).

                                   ARTICLE 10
                                 INDEMNIFICATION

                (a) Effective at the Closing, the Company shall indemnify, hold harmless and defend the Purchaser and its Affiliates, against and in respect of any and all claims, demands, liabilities, losses, costs and expenses (including reasonable attorneys' fees and litigation expenses) arising out of or based upon
(i) the breach of any representation or warranty made by the Company in this Agreement or in any certificate or other document required to be delivered pursuant hereto, or (ii) the breach by the Company of any agreement or covenant contained in this Agreement.

                (b) Effective at the Closing, the Purchaser shall indemnify, hold harmless and defend the Company and its Affiliates against and in respect of any and all claims, demands, liabilities, losses, costs and expenses (including reasonable attorneys' fees and litigation expenses) arising out of or based upon (i) the breach of any representation or warranty made by the Purchaser in this Agreement or in any certificate or other document required to be delivered pursuant hereto, or (ii) the breach by the Purchaser of any agreement or covenant contained in this Agreement.

                (c) No party shall be liable for indemnification under this
ARTICLE 10 unless the total of all liabilities, costs, losses and expenses for which the Indemnified Party (as defined below) has a right to indemnification under this ARTICLE 10 (collectively, the "INDEMNIFIABLE DAMAGES") exceeds $500,000 (the "THRESHOLD AMOUNT"), in which event the Indemnified Party shall be entitled to all Indemnifiable Damages, including the Threshold Amount.

                (d) No claims for indemnification under this ARTICLE 10 may be made later than the first anniversary of the Closing, with respect to the inaccuracy or breach of a representation or warranty, or two (2) years after such breach first occurred with respect to the breach of a covenant or agreement; provided, however, that the indemnification provisions set forth in
SECTION 7.4 shall survive until the expiration of the applicable statute of limitations. No provision of this Agreement shall limit the ability of either party to obtain specific performance of the other party's obligations hereunder.

                (e) The party seeking indemnification under this ARTICLE 10 (the "INDEMNIFIED PARTY") shall give prompt notice to the party against whom indemnity is sought (the "INDEMNIFYING PARTY") of the assertion of any claim, or the commencement of any suit, action or proceeding, in respect of which indemnity may be sought under this ARTICLE 10. The Indemnifying Party may participate in, and, at its election, control the defense of any such suit, action or proceeding at its own expense; PROVIDED that counsel selected to conduct such defense is reasonably satisfactory to the Indemnified Party. The Indemnifying Party shall not be liable under this ARTICLE 10 in the event prompt notice of the assertion of a claim or the commencement of a suit, action or proceeding in respect of which indemnity is sought is not given as described herein, but only to the extent the defense of such claim, suit, action or proceeding is materially prejudiced thereby, or for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder. The Indemnifying Party may settle or compromise any claim without the prior written consent of the Indemnified Party; PROVIDED that the Indemnifying Party may not agree, without the prior written consent of the

Indemnified Party, to any such settlement pursuant to which any remedy or relief (including, without limitation, any injunctive relief or other remedy) would be imposed on or against the Indemnified Party which is not covered by the indemnity obligations hereunder and promptly paid by the Indemnifying Party; and further provided that such settlement or compromise shall release the Indemnified Party of all liabilities.

                                   ARTICLE 11
                                   TERMINATION

        11.1    TERMINATION. This Agreement may be terminated at any time:

                (a) by mutual consent of the Company and the Purchaser in a written instrument;

                (b) by either the Purchaser or the Company if there has been a material breach on the part of the other of any representation, warranty, covenant or agreement set forth in this Agreement, which breach has not been cured within thirty (30) business days following receipt by the breaching party of notice of such breach; or

                (c) by either the Company or the Purchaser if the Closing shall not have occurred on or before 90 days after the date hereof unless the failure to close by such time is due to the breach of this Agreement by the party seeking to terminate; provided that the if the MSO Registration Statement has not been declared effective within such 90-day period, the Purchaser, in its sole discretion, may extend such 90-day period for an additional 60 days.

        11.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either the Company or the Purchaser as provided in SECTION 11.1, this Agreement shall forthwith become void; PROVIDED, HOWEVER, that no termination of this Agreement shall relieve any party from liability resulting from a prior breach by such party of any of its representations, warranties, covenants or agreements set forth herein.

                                   ARTICLE 12
                                  MISCELLANEOUS

        12.1 PUBLICITY. Except as otherwise required by law or regulation or for such information already publicly known, none of the parties hereto shall issue any press release or make any other public statement, in each case relating to or connected with or arising out of this Agreement or the matters contained herein, without obtaining prior written approval of the Purchaser and the Company to the contents and the manner of presentation and publication thereof and the parties shall cooperate and seek the other party's comment with respect to any disclosures required by law.

        12.2 SPECIFIC ENFORCEMENT; VENUE. The parties hereto acknowledge and agree that each would be irreparably damaged if any of the provisions of this Agreement are not performed by the other in accordance with their specific terms or are otherwise breached. It is accordingly agreed that each party shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement by the other and to enforce this Agreement and the terms and provisions thereof specifically against the other, in addition to any other remedy to which such aggrieved party may be entitled at law or in equity. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the Commonwealth of Pennsylvania, County of Philadelphia, or in the United States District Court for the Eastern District of Pennsylvania, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

        12.3 SEVERABILITY. If any term or provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

        12.4 EXPENSES. Except as otherwise provided herein, each party hereto shall pay its own expenses in connection with this Agreement.

        12.5 ASSIGNMENT; SUCCESSORS. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the successors and permitted assigns of the parties hereto. The Company may not assign its rights and delegate its duties and obligations under this Agreement without the prior written consent of the Purchaser (which consent shall not be unreasonably withheld or delayed), and the Purchaser may not assign its rights or delegate its duties and obligations under this Agreement without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed) and, in the absence of such consent, any such purported assignment or delegation shall be void. Notwithstanding the provisions of the immediately preceding sentence, the Purchaser may assign all or any portion of its rights, interest and obligations under this Agreement to one or more Affiliates of the Purchaser, without the prior written consent of the Company, provided that the Purchaser shall not be released from its obligations hereunder and provided the Purchaser shall give the Company prior written notice of such assignment.

        12.6 AMENDMENTS. This Agreement may not be modified, amended, altered or supplemented except by a written agreement signed by the Company and the Purchaser which shall be authorized by all necessary corporate action of each party. Any party may waive any condition to its obligations hereunder.

        12.7 NOTICES. Every notice or other communication required or contemplated by this Agreement to be given by a party shall be delivered either by (a) personal delivery, (b) courier mail, or (c) facsimile addressed to the party for whom intended at the following address:

                To the Company:

                        WorldGate Communications, Inc.
                        3190 Tremont Avenue
                        Trevose, Pennsylvania 19053
                        Attention:  Randall J. Gort, Esq.
                        Facsimile No.:  (215) 354-1049

                With a copy (which shall not constitute notice) to:

                        Drinker Biddle & Reath LLP
                        1000 Westlakes Drive, Suite 300
                        Berwyn, PA  19312
                        Attention:  Walter J. Mostek, Jr., Esq.
                        Facsimile No.:  (610) 993-8585

                To the Purchaser at the address set forth on its signature page hereto.

                With a copy (which shall not constitute notice) to Counsel for the Purchaser as set forth on the signature pages hereto.

or at such other address as the intended recipient previously shall have designated by written notice to the other parties. Notice by courier mail shall be effective on the date it is officially recorded as delivered to the intended recipient by return receipt or equivalent. All notices and other communications required or contemplated by this Agreement delivered in person or sent by facsimile shall be deemed to have been delivered to and received by the addressee and shall be effective on the date of personal delivery or at the time of confirmation, respectively. Notice not given in writing shall be effective only if acknowledged in writing by a duly authorized representative of the party to whom it was given.

        12.8 INTEGRATION. This Agreement contains the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein or therein with respect to any matter.

        12.9 WAIVERS. No failure or delay on the part of either party in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

        12.10 GOVERNING LAW. This Agreement shall be exclusively governed by, construed in accordance with, and interpreted according to the substantive law of the State of Delaware without giving effect to the principles of conflict of laws.

        12.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. A facsimile transmission of an original signature shall be deemed to be an original signature.

        12.12 COOPERATION. The parties hereto shall each perform such acts, execute and deliver such instruments and documents and do all such other things as may be reasonably necessary to accomplish the transactions contemplated in this Agreement.

        12.13 SECTION HEADINGS AND CAPTIONS. Section headings and captions used in this Agreement are provided for convenience only and shall not affect this Agreement's meaning or interpretation.

                            [Signature Page Follows]

                IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement on the date first set forth above.



                                       WORLDGATE COMMUNICATIONS, INC.


                                            By: /s/ James V. Agnello
                                                ------------------------------
                                                Name:  James V. Agnello
                                                Title:  V.P., C.P.O.


                                            ACC OPERATIONS, INC.


                                            By: /s/ James Brown
                                                ------------------------------
                                                Name:  James Brown
                                                Title:  Vice President of
                                                        Finance


                                            Address:

                                            ONE NORTH MAIN STREET
                                            COUDERSPORT, PA 16915

                                            Name and address of Counsel:


                                            ----------------------------------

                                            ----------------------------------

                                            ----------------------------------

                             INDEX OF DEFINED TERMS



-------------------------------------------------------------------------------
A

ADELPHIA                                           11
AFFILIATE                                           4
AGREEMENT                                           5
AUTHORIZATIONS                                      7

-------------------------------------------------------------------------------
B

BALANCE SHEET                                       5
BALANCE SHEET DATE                                  5

-------------------------------------------------------------------------------
C

CHARTER                                            11
CLOSING                                             5
CLOSING DATE                                        5
COMCAST                                            11
COMMISSION                                          5
COMMON SHARES                                       5
COMMON STOCK PURCHASE AGREEMENTS                    8
COMPANY                                             5
COMPANY INDEMNITEES                                16
COMPANY MATERIAL ADVERSE EFFECT                     3
CONTROL                                             4
COX                                                11

-------------------------------------------------------------------------------
E

EXCHANGE ACT                                        5

-------------------------------------------------------------------------------
G

GAAP                                                5

-------------------------------------------------------------------------------
I

INDEMNIFIABLE DAMAGES                              20
INDEMNIFIED PARTY                                  17
INDEMNIFIED PARTY                                  20
INDEMNIFYING PARTY                                 17
INDEMNIFYING PARTY                                 20

-------------------------------------------------------------------------------
L

LICENSE AGREEMENT                                  11

-------------------------------------------------------------------------------
M

MANAGEMENT AGREEMENT                               11
MARCH BALANCE SHEET                                 5
MSO REGISTRATION STATEMENT                         13
MSO WARRANTS                                        6
MSOS                                               11

-------------------------------------------------------------------------------
O

OPTION PLAN                                         3

-------------------------------------------------------------------------------
P

PERSON                                              4
PREFERRED STOCK                                     3
PURCHASE PRICE                                      5
PURCHASER                                           5
PURCHASER INDEMNITEES                              16

-------------------------------------------------------------------------------
R

REGISTRATION PERIOD                                13
REGISTRATION RIGHTS AGREEMENTS                      7

-------------------------------------------------------------------------------
S

SALES BLACKOUT PERIOD                              15
SEC REPORTS                                         4
SECURITIES ACT                                      4
SHARES                                              5
SHELF REGISTRATION STATEMENT                        5
SUBSIDIARIES                                        4

-------------------------------------------------------------------------------
T

THRESHOLD AMOUNT                                   20
TVGATEWAY                                          11
TVGATEWAY AFFILIATION AGREEMENT                    11
TVGATEWAY AGREEMENT                                11

-------------------------------------------------------------------------------
W

WORLDGATE AFFILIATION AGREEMENT                    11
WS                                                 11

                                  SCHEDULE 2.4

                                 CAPITALIZATION

I. As of July 24, 2000, there are 1,998,723 options outstanding pursuant to the Company's employee stock option plan.

                                  SCHEDULE 2.10

                                  SUBSIDIARIES

WorldGate Service, Inc.
WorldGate Finance, Inc.
WorldGate Acquisition Corp.

                                  SCHEDULE 2.24

                                  OTHER PARTIES

I. Purchasers under Common Stock Purchase Agreements and Holders of the MSO Warrants

    The Company has entered into Common Stock Purchase Agreements, dated as of July 24, 2000, with each of the following parties and has issued Common Stock Purchase Warrants to such parties:

ACC Operations, Inc., a Delaware corporation

Charter Communications Holding Company, LLC, a Delaware limited liability company

Comcast Programming Holdings, Inc., a Delaware corporation

Cox Communications Holdings, Inc., a Delaware corporation

II. Parties to WorldGate Affiliation Agreement

    The Company has entered into WorldGate Affiliation Agreements, dated as of July 24, 2000, with each of the following parties:

Adelphia Communications Corporation, a Delaware corporation

Charter Communications Holding Company, LLC, a Delaware limited liability company

Comcast Cable Communications, Inc., a Pennsylvania corporation

CoxCom, Inc., a Delaware corporation

                                  SCHEDULE 4.7

                               TVGATEWAY AFFILIATE

Adelphia Communications Corporation, a Delaware corporation